UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DRINKS AMERICAS HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRINKS AMERICAS HOLDINGS, LTD.
372 Danbury Road
Wilton, CT 06897

Notice of Annual Meeting of Stockholders
To Be Held on January 15, 2009

December 10, 2008

  Dear Stockholder,

You are invited to attend the 2008 Annual Meeting of stockholders to be held at 5:00 PM on January 15, 2009, at the Sheraton Hotel, 2701 Summer Street, Stamford, Connecticut 06905. The Annual Meeting will include a report on our business operations, discussion and voting on the matters set forth in the accompanying notice of Annual Meeting and proxy statement, and discussion and voting on any other business matters properly brought before the meeting.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by completing, signing, dating and returning your proxy form in the enclosed envelope. Thank you for your continued support.

Cordially,

J. Patrick Kenny
Chief Executive Officer

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Drinks Americas Holdings, Ltd.
372 Danbury Road
Wilton, CT 06897

Notice of 2008 Annual Meeting of Stockholders

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Drinks Americas Holdings, Ltd. (the "Company") will be held, at the Sheraton Hotel, 2701 Summer Street, Stamford, Connecticut 06905, on January 15, 2009 at 5:00 PM, New York time, for the following purposes, all as more fully described in the attached Proxy Statement:

a)	the election of six (6) directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

b)	the ratification of the selection by the Audit Committee of our Board of Directors of Bernstein & Pinchuk, LLP as the independent registered public accounting firm for the year ending April 30, 2009;

c)	the approval of an amendment to our certificate of incorporation to increase the number of shares of our common stock which we have the authority to issue from 100,000,000 to 500,000,000.

d)	the approval of the Company’s 2008 Stock Incentive Plan (the “2008 Plan”), a copy of which is attached hereto as Exhibit C;

e)	adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve any of the foregoing proposals; and

f)	such other business as may properly come before the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the meeting in person. You are requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

A copy of our Annual Report for the year ended April 30, 2008 is enclosed.

By Order of the Board of Directors

Fredrick Schulman
Secretary

Wilton, Connecticut
December 10, 2008

Drinks Americas Holdings, Ltd.
372 Danbury Road
Wilton, CT 06897

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on January 15, 2009

This proxy statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by our Board of Directors for use in voting at the 2008 Annual Meeting of Stockholders to be held at the Sheraton Hotel, 2701 Summer Street, Stamford, Connecticut 06905 and any adjournments thereof. Distribution to stockholders of this proxy statement and a proxy form is scheduled to begin on or about December 22, 2008 to each stockholder of record at the close of business on November 30, 2008.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares of common stock as soon as possible. You can ensure that your shares are voted at the meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Submitting your proxy will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying in writing to our corporate Secretary, at the address listed below, of such revocation.

Information About the Annual Meeting and Proxy Voting

What Matters are to be Voted on at the Annual Meeting?

We intend to present the following proposals for stockholder consideration and voting at the Annual Meeting:

(1) the election of six (6) directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

(2) the ratification of the selection by the Audit Committee of our Board of Directors of Bernstein & Pinchuk, LLP as the independent registered public accounting firm for the year ending April 30, 2009;

(3) the approval of an amendment to our certificate of incorporation to increase the number of shares of our common stock which we have the authority to issue from 100,000,000 to 500,000,000.

(4) the approval of the Company’s 2008 Stock Incentive Plan (the “2008 Plan”), a copy of which is attached hereto as Exhibit C;

(5) adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve any of the foregoing proposals; and
(6) such other business as may properly come before the Annual Meeting or any adjournment thereof.

What is the Board's Recommendation?

The Board of Directors recommends votes FOR items 1, 2, 3, 4 and 5 on your proxy card.

Will Any Other Matters be Presented for a Vote at the Annual Meeting?

The Board of Directors did not receive any notice that any other matters might be presented for a vote at the Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in deciding whether to vote for or against it.

Who is Entitled to Vote?

Our voting securities consist of our common stock, 0.001 par value (“Common Stock”). All stockholders of record of Common Stock at the close of business on November 30, 2008 are entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote.  As of the close of business on November 30, 2008, we had outstanding 85,588,669 shares of Common Stock.

If you are the beneficial owner, but not the record owner, of our Common Stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

Who can Attend the Annual Meeting?

Only stockholders of record of our Common Stock, or their duly appointed proxies, are entitled to attend the Annual Meeting.

If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the Annual Meeting. A recent statement or letter from your bank or broker confirming your ownership, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, is acceptable proof of your beneficial ownership.

How do I Vote my Shares?

•	Stockholders of record may grant a proxy with respect to their shares by mail.

•	Voting instructions appear on your proxy card.

•
If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy or other acceptable proof of your beneficial ownership. Bring that documentation with you to the meeting.

•
Proxies submitted by mail will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR Proposals 1, 2, 3, 4 and 5.

May I Change or Revoke my Proxy After it is Submitted?

Yes, you may change or revoke your proxy at any time before the Annual Meeting by:

•	returning a later-dated proxy card;

•	attending the Annual Meeting and voting in person; or

•	sending your written notice of revocation to Fredrick Schulman, our Secretary.

Your changed proxy or revocation must be received before the polls close for voting.

What is a "Quorum?"

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting are present in person or are represented by proxies.

What Vote is Necessary to Pass the Items of Business at the Annual Meeting?

Each share of Common Stock will be entitled to one vote. The six (6) nominees for director receiving a plurality of the votes cast by holders of our common stock at the Annual Meeting, in person or by proxy, will be elected to our Board. The favorable vote of a majority of our outstanding shares entitled to vote at the Annual Meeting, in person or by proxy, is required to approve the proposal to increase the number of shares of Common Stock we are authorized to issue. The vote of a majority of shares voted at the Annual Meeting, in person or by proxy, is required for approval of all the remaining matters.

How are Abstentions and Broker Non-Votes Counted?

Abstentions and broker non-votes will be counted to determine whether a quorum is present. However, if a stockholder abstains from voting as to a particular matter, those shares will not be counted as voting for or against that matter. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be counted as present or as voting for or against that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.

What is the Deadline for Submission of Stockholder Proposals for the 2009 Annual Meeting?

Proposals that our stockholders may wish to include in our proxy statement and form of proxy for presentation at our 2009 annual meeting of stockholders must be received by or delivered to us at our executive offices, 372 Danbury Road, Wilton, CT 06897 Attention: Secretary, no later than August 25, 2009. Any stockholder proposal must be made in accordance with the rules and regulations of the Securities and Exchange Commission (the“SEC”) and must constitute a proper matter for stockholder action.

Where can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ending January 31, 2009.

May I Request Electronic Delivery of My Proxy Statement and Annual Report?

This Proxy Statement and our Annual Report on Form 10-KSB may be viewed online at the website maintained by the SEC for reporting companies at www.sec.gov. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents. To request electronic delivery, please contact our Secretary using the information provided under "How do I communicate directly with the Company”, below.

If you hold your shares of stock through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.

ANNUAL REPORT ON FORM 10-KSB; DELIVERY TO STOCKHOLDERS SHARING ADDRESS

The Company will provide Stockholders with a copy of its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2008 simultaneously with delivery of the Definitive Proxy Statement. You may obtain additional copies of the Annual Report, without charge, by writing to J. Patrick Kenny, Chief Executive Officer, Drinks Americas Holdings, Ltd., 372 Danbury Road, Wilton, CT 06897.

The Company is delivering only one proxy statement and Annual Report to multiple Stockholders sharing an address unless the Company has received contrary instructions from one or more of the Stockholders. The Company will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report to a Stockholder at a shared address to which a single copy was sent. If you are a Stockholder residing at a shared address and would like to request an additional copy of the proxy statement or Annual Report now or with respect to future mailings (or to request to receive only one copy of the proxy statement or Annual Report if you are currently receiving multiple copies), please send your request to our Chief Executive Officer at the address noted above.

Information About Communication with Us and our Board of Directors

How may I Communicate Directly with the Board of Directors?

The Board provides a process for stockholders to send communications to the Board. You may communicate with the Board, individually or as a group, as follows:

BY MAIL: to our Board of Directors at our executive offices, 372 Danbury Rd., Wilton, CT 06897, Attn: Secretary
BY TELEPHONE: at 1-203-762-7000.

You should identify your communication as being from a stockholder. The Secretary may require reasonable evidence that your communication or other submission is made by a stockholder before transmitting your communication to the Board.

How may I Communicate Directly with the Non-Employee Directors?

You may communicate with the non-employee directors of the Board, individually or as a group, by any of the means set forth above or by writing to:

Non-Employee Directors of the Board of Directors, at our executive offices, 372 Danbury Rd., Wilton, CT 06897 Attention: Secretary.

How do I Communicate Directly with the Company?

You may communicate with us by writing to: our Secretary at our executive offices, 372 Danbury Rd., Wilton, CT 06897

Who will pay the expenses related to the Annual Meeting?

We are responsible for, and will pay, all expenses that we incur in connection with the Annual Meeting, including the costs associated with the preparation, printing and mailing of this proxy statement and the solicitation of proxies.

Security Ownership

The following table sets forth, as of November 30, 2008, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5% of our outstanding common stock, (ii) our directors, (iii) our named executive officers, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Percentage of ownership is based on 85,588,669 shares of Common Stock issued and outstanding at November 30, 2008, plus, as to the holder thereof only and no other person, the number of shares of Common Stock which may be acquired on conversion of our preferred stock or are subject to options, warrants and convertible debentures exercisable or convertible within 60 days of November 30, 2008 by that person.

Name	Number of Shares of Common Stock Beneficially Owned		Percentage of Outstanding Shares
J. Patrick Kenny 30 Old Wagon Road Wilton, CT 06877	14,562,583	(1)	17.01%

Bruce Klein 123 Elbert Street Ramsey, NJ 07446	10,922,691	(2)	12.76%

Kenneth Close 1101 30th Street, NW Suite 200 Washington, DC 20007	8,914,758	(3)	10.41%

Thomas Schwalm 5983 SE Morning Dove Way Hobe Sound, FL 33455	3,768,073	(4)	4.39%

Jason Lazo 144 Wire Mill Rd. Stamford, CT 06903	1,015,034	(5)	1.19%

Marvin Traub 535 Fifth Avenue New York, NY 10022	1,672,291	(6)	1.95%

Fredrick Schulman 30 East 29th , Suite 204 New York, NY 10016	1,073,772	(7)	1.25%

Hubert Millet 102 Queens Garden Drive Thousand Oaks, CA 91361	115,000	(8)	0.14%

Jeffrey Daub 21 Richard Rd. Mahopac, NY 10541	300,000	(9)	0.35%

Brian Kenny 30 Old Wagon Road Wilton, CT 06877	227,000	(10)	0.27%

Richard Shiekman 343 Good Hill Rd Weston, CT 06883	50,000	(11)	0.06%

Enable Growth Partners, LP 1 Ferry Bldg Ste 255 San Francisco, CA 94111	8,956,955	(12)	9.99%

All Directors, Officers and Management as a group (9 persons)	33,429,444		39.04%

(1) Includes 10,000,000 shares owned by Kenny LLC I, and 2,000,000 shares owned by Kenny LLC II, entities controlled by Mr. Kenny. Does not include 227,000 shares owned by Mr. Kenny's son and 191,263 shares owned by Mr. Kenny's brother, as to which shares Mr. Kenny disclaims beneficial ownership.

(2) Includes 6,700,000 shares owned by Peter Christian and Associates, LLC, and 3,150,633 shares owned by Victory Partners, LLC, entities controlled by Mr. Klein, 55,556, shares owned by Vigilant Investors, of which Mr. Klein is a partner, and 550,000 and 450,000 shares owned by the wife and sons of Mr. Klein respectively. Mr. Klein disclaims beneficial ownership of the shares owned by his wife, his son, and Vigilant Investors.

(3) Includes 4,701,167 shares owned by Nexcomm International Beverage, LLC, an entity controlled by Mr. Close, 211,136 shares in trusts for the benefit of Mr. Close’s four children of which Mr. Close is a trustee, and warrants to purchase 83,333 shares.

(4) Includes 3,498,434 shares and warrants to purchase 155,556 shares owned by Greenwich Beverage Group, LLC ("Greenwich"), an entity controlled by Mr. Schwalm. Also includes 1,500 shares owned by a trust of which Mr. Schwalm is co-trustee, as to which shares Mr. Schwalm disclaims beneficial ownership.

(5) Includes 907,434 shares owned by Lazo, LLC, an entity controlled by Mr. Lazo and 100,000 shares owned by Mr. Lazo’s daughters.

(6) Does not include 22,222 shares owned by Mr. Traub's son, as to which shares Mr. Traub disclaims beneficial ownership.

(7) Includes 219,970 shares owned by Mr. Schulman's wife, Lois Shapiro, to which shares Mr. Schulman disclaims beneficial ownership.

(8), (10), and (11) All shares are owned directly by each person, respectively.

(9) Consists of warrants to purchase 300,000 shares.

(12) Includes 4,070,536 shares purchasable on conversion of convertible preferred stock. Does not include an additional  9,529,464 shares purchasable upon conversion of convertible preferred stock due to provisions of the Certificate of Designation with respect to our Series A Preferred Stock, which generally prevent conversion of the preferred stock if conversion would result in beneficial ownership by the holder of greater than 9.99% of our shares.

Proposal 1:

Election of Directors

At the Annual Meeting, the six (6) nominees named below are to be elected as directors to hold office until the 2009 Annual Meeting and until their successors have been elected and have qualified. All of the nominees, other than Hubert Millet, have been members of our Board since March, 2005.  Mr. Millet has been a member of our Board since March 2007.

All of the nominees named below have been nominated by our Board to be elected by our stockholders. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board may nominate.

Our Board of Directors recommends that holders of our voting securities vote for the election of each of the following nominees:

J. Patrick Kenny has served as the Chairman and Chief Executive Officer of Drinks Americas, Ltd. (“DA”) since it was founded in September 2002.  DA acquired control of the Company in March 2005.  Mr. Kenny has been our President and Chief Executive Officer, and a member of our Board of Directors, since March, 2005. He is a former Senior Vice President and General Manager of Joseph E. Seagram & Sons ("Seagram"), for which he held a variety of senior management positions over 22 years, with increasing levels of responsibility in Seagram's wine, wine cooler, alcoholic and non-alcoholic beverage divisions.

Mr. Kenny managed Seagram's worldwide carbonated soft drink operations from 1992 through March, 2000. He held the title of Senior Vice President and General Manager when he left Seagram in March 2000, prior to its sale to Vivendi Universal. In April, 2000, he co-founded Sweet16 Intermedia, Inc., a trademark licensing and media company which was sold to TEENTV Inc., a media company for chain retailers and mall properties. He has also acted as adviser to several Fortune 500 beverage marketing companies, and has participated in several beverage industry transactions. Prior to joining Seagram, Mr. Kenny was employed in a range of sales and sales management positions with Scott Paper Co. and then Coca Cola's Wine Spectrum. Mr. Kenny initially attended West Point (U.S. Military Academy), until an athletic injury required lengthy treatment. He later received a B.A. at Georgetown University, and an M.A. at St. Johns University in New York.

Bruce K. Klein has served as the Vice Chairman of the Board of DA since it was founded in September 2002 and has been our Chairman of the Board since March, 2005. Since February, 1999, he has served as the Managing Partner of Victory Partners LLC, a company created to fund private businesses in their early stages. In the last five years, Victory has funded six businesses in technology, vitamins and internet services areas, of which three have became public companies and three remain private. From 1992 to 1997, Mr. Klein was a registered representative of the Equitable Companies, responsible for sales and services to high income clients, acting as investment advisor and estate planner to an exclusive client base. From 1986 to 1991, Mr. Klein served as President of Transatlantic Exports Corp., where his duties included purchasing and exporting of finished and contract goods throughout Europe and Africa. From 1980 through 1991, Mr. Klein owned several retail businesses in lumber, hardware home centers and decorating. He received a B.S. in Finance and an M.BA in Marketing from Farleigh Dickinson University.

Marvin Traub was an initial investor with Mr. Kenny in Maxmillian Partners, LLC, a former affiliate of DA. He joined our Board of Directors in March, 2005. From 1969 to 1991, he served as the President and Chairman of Bloomingdales. His background is in marketing, retail, home furnishings and apparel. Mr. Traub serves as President of his own marketing and consulting firm, Marvin Traub Associates ("MTA"), which he founded in 1992. MTA is a unique consulting firm with great expertise in global retailing, marketing and consumer goods products. Prior to that, Mr. Traub served as Chairman of Finance Global Consulting, the consulting arm of Finance, Inc., where he was Senior Advisor.

Mr. Traub is the author of "Like No Other Store..." a combination autobiography and history of Bloomingdale's and American retailing. It was first published in 1993 by Random House and has since gone through three printings, two hardback and one paperback. In the summer of 2008, Mr. Traub’s second book, “Like No Other Career…” a sequel to “Like No Other Store…” was published by Assouline and launched worldwide in October 2008 in Paris. Mr. Traub's consulting clients include American Express, Ralph Lauren, Jones New York, Saks Fifth Avenue, Macy’s Department Stores, Nautica Europe, Lanvin-France, Coin-Italy, Men's Health Magazine, Yue Sai Kan-China, Aishti-Lebonon, Quartier 206-Berlin,  the Time Warner Center at Columbus Circle in New York, Oscar de la Renta, Harvey Nichols – Dubai, The Tata Group – India, Attica Department Store – Athens and Bloomingdales - Dubai. Along with two partners, Mr. Traub created TSM Capital in 2007, a partnership that invests in midsize, upscale apparel and accessory brands. The first two investments were Matthew Williamson and Rachel Roy. In the Spring 2008, Mr. Traub, with other investors, acquired Ellen Tracy form Liz Claiborne and serves as Chairman of Ellen Tracy in the new enterprise.

Mr. Traub graduated from Harvard College Magna Cum Laude in 1947 and Harvard Business School with Distinction in 1949. Mr. Traub was the recipient of The Gold Medal of the National Retail Federation in 1991 as well as the Legion d’ Honeur and Order of Merit from France and was awarded the Commendatore de la Republic by Italy.

Thomas H. Schwalm was an initial investor in Maxmillian Partners. He joined our Board of Directors in March, 2005. He is a 25 year veteran of the beverage industry. In 1995, he co-founded the South Beach Beverage Company, known as SoBe Beverage, which was acquired by PepsiCo, Inc. in 2001. From 1995 to January 2001, he served as managing member of SoBe Beverage. Mr. Schwalm's career includes various managerial positions with the Joseph Schlitz Brewing Company from 1968 to 1982 and as Group Marketing Director for the Stroh Brewing Company from 1982 to 1984, where he managed a $100 million marketing budget and introduced Stroh nationally in 1983. From 1985 to 1992 he was Vice President of Sales and Marketing for Dribeck Importers, the US importer for Becks Beer. In 1992, Mr. Schwalm became President of Barton Beers, in Chicago. Barton Beers imported and marketed the Modelo brands - Corona, Corona Light, Pacifico, Negro Modelo and Modelo Especiale. Barton Beers also imported Tsingtao from China, Double Diamond from England, St. Pauli Girl from Germany, Peroni from Italy and Point Beer from the Steven Point Brewing Company. Since January, 2002, Mr. Schwalm has served as the Chief Executive Officer and President of the Thousand Islands Country Club, an exclusive golfing resort, and The Preserve, a luxury residential development, both located in upstate NY. Mr. Schwalm graduated in 1968 from the University of Wisconsin.

Fredrick Schulman served as the Chairman and President of Gourmet Group, Inc. (our predecessor) from September 2000 until March of 2005 and he has been a member of our Board of Directors since March, 2005. He has 25 years of experience in corporate and commercial finance, venture capital, leveraged buy outs, investment banking and corporate and commercial law. Mr. Schulman's career includes key positions with RAS Securities in New York from 1994 to 1998 as General Counsel and Investment Banker, eventually becoming Executive Vice President and Director of Investment Banking. From 1999 to September, 2001, he was President of Morgan Kent Group, Inc, a venture capital firm based in New York and Austin, Texas. Since September, 2003, Mr. Schulman has served as Chairman of Skyline Multimedia Entertainment, Inc., and, since September, 2002, he has served as President and Director of East Coast Venture Capital, Inc., a specialized small business investment company and community development entity based in New York. Since September, 2006, Mr. Schulman also has served as chairman of the board of directors of NewBank, a New York charted commercial bank.

Mr. Millet joined our Board of Directors in March, 2007. Mr. Millet has over 40 years experience in consumer products and has spent over 20 years in senior management positions in the beverage industry. Since 2000, Mr. Millet has acted as an international consultant to various clients in the beverage industry. From 1989 through 2000, Mr. Millet worked for The Seagram Company Ltd where he served as a member of the Seagram Spirits & Wine Executive Council. From 1991 through 1997, he served as the President of Seagram Global Brands Division where he was responsible for production and business development for Martell Cognacs, Mumm and Perrier-Jouet Champagnex and Barton & Guestier wines, as well as scotch whiskey operations (Chivas Brothers and Glenlivet). From 1989 through 2000 Mr. Millet was the Chief Executive Officer and Chairman of Seagram's Mumm Martell Group. Mr. Millet has previously served as Chairman of Barton & Guestier SA, a member of the Board of Directors of Martell Cognac, a member of the Board of Directors and Chief Executive Officer of G.H. Mumm, a member of the Board of Directors and Chief Executive Officer of Perrier-Jouet, a member of the Board of Directors of Tropicana Europe, and Chairman of the Board of Directors of Herve Leger (Fashion Co.). From 1977 through 1989, Mr. Millet worked for Groupe Cointreau where he served in various roles, including the Chief Executive Officer of the Cointreau Group and as Cointreau's Finance & Development Director. From 1970 through 1977 Mr. Millet worked for the British American Tobacco Company, Cosmetics and Beauty Products Division, where he served in various roles including as a Vice President responsible for finance and development with respect to the divisions of European operation.

Mr. Millet has also served as a member of the Board of Directors of Parfums Hermes (1982-2007), a member of the Hermes Group Strategic Committee (1982-2001), and serves as a member of the Board of Directors of Hermes USA, and a member of the Board of Directors of The Savannah College of Art and Design.  Mr. Millet was the French consul in Savannah, Georgia from 2001 to 2006. Millet has been the recipient of various rewards, including Officier de la Legion d'honneur, Officer dans l'Ordre National du Merite and Medaille Commemorative d'Algerie.

Executive Officers

In addition to Patrick Kenny and Bruce Klein, who are Directors of the Company and are nominated for election at our annual meeting, the following persons serve as executive officers of the Company.

Jason Lazo has served as our Chief Operating Officer since March, 2005 and the Chief Operating Officer of DA since May, 2003. From December, 1997 to May, 2003, he worked for Seagram as Director of Finance, during which he served in the Mixers Group of Seagram working with Mr. Kenny. From January, 1990 to December, 1997, Mr. Lazo worked at Kraft Foods as Manager of Business Analysis, with responsibility for the Capri Sun and Kool-Aid Koolburst, and Ready to Drink Country Time & Crystal Lite brands. He has also worked as a Kraft Foods Plant Controller, managing the start-up of Capri Sun and Lender's Bagels. He has worked in logistics and procurement for Kraft Foods central manufacturing organization and in corporate finance for Entenmann's Bakeries, Inc. He received a B.S. in Finance and an M.S. in Accounting from Long Island University.

Jeffrey Daub has served as the Company's Chief Financial Officer since May 22, 2007 and its controller since November, 2006. Prior to joining the Company, from 1992 to November, 2006, he was employed by Rosen Seymour, Shapss Martin & Company LLP ("RSSM"), a public accounting firm in New York City, where he most recently served as an audit manager.. At RSSM, Mr. Daub provided services to clients, both private and public, in various industries, including the supervision and performance of financial audits. Mr. Daub, is a Certified Public Accountant as well as an Accredited Business Valuator. He was awarded a B.S. in Applied Mathematics and Statistics with a Minor in Business from SUNY Stony Brook and an M.S. in Accounting from Long Island University.

Information Concerning the Board of Directors, Board Committees and Corporate Governance

Board Composition

Our Board of Directors consists of six (6) directors. Our Board has determined that Marvin Traub, Fredrick Schulman and Thomas Schwalm are "independent directors" under the corporate governance rules and regulations of NASDAQ. Our Board held 3   meetings during the fiscal year ended April 30, 2008.

Committees of the Board

Our Board of Directors has established an Audit Committee and a Compensation Committee.

During the fiscal year ended April, 30, 2008, the Audit Committee held 4 meetings and the Compensation Committee 3 meetings.  Each of the members of our Board of Directors attended at least 75% of the total meetings of the Board and committees on which he served.

Audit Committee

Our Audit Committee consists of Fredrick Schulman as Chairman and Marvin Traub. Our Audit Committee is responsible for preparing reports, statements and charters required by the federal securities laws, as well as:

•
overseeing and monitoring the integrity of our consolidated financial statements, our compliance    with legal and regulatory requirements as they relate to financial statements or accounting  matters, and our internal accounting and financial controls;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	overseeing and monitoring our independent registered public accounting firm's qualifications, independence and performance;

•	providing the Board with the results of our monitoring and recommendations; and

•	providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Board of Directors has recently adopted an Audit Committee Charter, which is attached hereto as Exhibit A.  The Audit Committee held 4 meetings during the fiscal year ended April 30, 2008.

The Board has determined that all current members of the Audit Committee have the ability to read and understand fundamental financial statements. The Board has also determined that Fredrick Schulman qualifies as "Audit Committee financial expert" as defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934 (the "Exchange Act"). Mr. Schulman, in his capacity as Chairman and Chief Executive Officer of Gourmet Group, Inc. (our predecessor company) for over four years, directly supervised the financial staff of the Company and coordinated the preparation of the Company's financial statements with its outside auditors. Neither Mr. Schulman nor Mr. Traub would be viewed as an independent member of the Audit Committee under the NASDAQ corporate governance rules.

Compensation Committee

The Compensation Committee consists of Bruce Klein as Chairman, Fredrick Schulman and Marvin Traub. The Compensation Committee assists the Board in fulfilling its oversight responsibilities relating to officer and director compensation and the development and retention of senior management.  The Compensation Committee held 3meetings during the fiscal year ended April 30, 2008.

Nominating Committee

The Board does not have a standing nominating committee. The Company does not maintain a policy for considering nominees.  Director nominees are recommended, reviewed and approved by the entire Board. The Board believes that this process is appropriate due to the relatively small number of directors on the Board and the opportunity to benefit from a variety of opinions and perspectives in determining director nominees by involving the full Board.

While the Board is solely responsible for the selection and nomination of directors, the Board may consider nominees recommended by Stockholders as it deems appropriate. Stockholders who wish to recommend a nominee should send nominations to the Company's Chief Executive Officer, J. Patrick Kenny, 372 Danbury Road, Wilton, CT 06897, that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors. The recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the Stockholders.

The information contained in this proxy statement with respect to the charter of our Audit Committee and the independence of the non-management members of our Board of Directors shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall the information incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

Code of Ethics

The Company has adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and any persons performing similar functions. The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to 372 Danbury Road, Wilton, CT 06897.

Compensation of Executive Officers

The following table shows for fiscal years ended April 30, 2008 and 2007, respectively, certain compensation awarded or paid to, or earned by, the following persons (collectively, the "Named Executive Officers"): J. Patrick Kenny, our President and Chief Executive Officer; Bruce Klein, our Chairman of the Board; Jason Lazo, our Chief Operating Officer, and Jeffrey Daub our Chief Financial Officer and the Named Executive Officers whose total compensation exceeded $100,000 in 2008 and 2007.

Summary Compensation Table
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

J. Patrick Kenny	2008	$300,000	$—	$—	$24,609	$324,609
Chief Executive	2007	275,000	260,000	50,000	35,994	620,994
Officer (1)

Jason Lazo	2008	$175,000	$—	$—	$—	$175,000
Chief Operating	2007	164,581	100,000	237,119	110,000	611,700
Officer (2)

Jeffrey Daub	2008	$125,000	$—	$—	$2,161	$127,161
Chief Financial	2007	$56,983	$—	$—	$788	$57,771
Officer(3)

Richard Shiekman	2008	$90,000	$—	$—	$24,499	$114,999
President	2007	134,169	—	—	11,000	145,169
Drinks Global, LLC (4)

Brian Kenny	2008	$92,000	$7,667	$—	$2,802	$102,473
V.P. Marketing (5)	2007	$86,336	$10,000	$42,660	$—	$138,996

(1) In fiscal 2008 Mr. Kenny converted $25,000 of compensation due him into 50,000 shares of the Company’s common stock which amount is included in salary in the above table. Stock awards in fiscal 2007 represent the issuance of 50,000 shares of our common stock to Mr. Kenny in the fourth quarter of fiscal 2007 which are valued at fair market value on the date of grant in accordance with FAS 123R at $3.03 per share . The cash bonus was approved by our board in consideration for the service that Mr. Kenny has made to our Company for the past five years from our inception. Other compensation of $24,609 in fiscal 2008 and $35,994 in fiscal 2007 represents payments of personal major medical and life insurance premiums. We implemented a corporate sponsored group life and health plan in March 2008 which does not discriminate in scope, terms of operation, in favor of executive officers and is available to all salaried employees.

(2) Stock awards represent the one-time issuance of 150,075 shares of our common stock issued to Mr. Lazo in the third quarter of fiscal 2007 for services provided to the Company in connection with the successful launch of Trump Super Premium Vodka, which are valued at market value on the date of grant in accordance with FAS 123R at $1.58 per share. The cash bonus was approved by our board in consideration for the service that Mr. Lazo has made to our Company for the past 5 years from our inception. Bonuses were not paid in prior years due to limited capital. Other compensation of $110,000 in fiscal 2007 represents the gross-up amount reimbursed to Mr. Lazo for the payment of taxes on the value of the 150,075 shares of common stock he received.

(3) Other compensation of $2,161 in fiscal 2008 and $788 in fiscal 2007 represents payments of personal major medical premiums.

(4) Other compensation of $24,499 in fiscal 2008 represent payments sales commissions earned ($16,779) and payments of personal medical premiums ($7,720). Other compensation of $11,000 in fiscal 2007 represents payments of personal major medical premiums.

(5) Stock awards in fiscal 2007 represent the issuance of 27,000 shares of our common stock issued to Mr. Kenny in the third quarter of fiscal 2007 provided to the Company in connection with the successful launch of Trump Super Premium Vodka which are at fair market value on the date of grant valued in accordance with FAS 123R at $1.58 per share.

Other than the Named Executive Officers, none of our executive officers earned more than $100,000 in salary and bonus for the 2008 or 2007 fiscal years. We did not grant options to them during the period indicated but, because of inadequate working capital, we did issue shares of restricted stock to them in partial satisfaction of the salary indicated below. The stock we issued to our named executive offices in satisfaction of compensation owed to them was valued based on the market value of the shares on the over-the-counter Bulletin Board on the date such individual agreed to accept such shares in lieu of a portion of any accrued and unpaid salary owed to him on such date. Such issuances were not part of a formal plan or arrangement and were negotiated individually between the Company and the named executive officer involved.

Incentive Plans

In June, 2007, our Board of Directors adopted our 2007 Stock Incentive Plan (the "2007 Plan"). The total number of shares of our Common Stock that may be subject to awards under the 2007 Plan is 7,000,000 shares. No awards have been issued under the 2007 Plan.  In November, 2008, our Board of Directors adopted our 2008 Stock Incentive Plan. The total number of shares of our Common Stock that may be subject to awards under the 2008 Plan is 10,000,000 shares.  Our shareholders are being asked to approve this plan at our annual meeting.  If the 2008 Plan is approved by our shareholders, the 2007 Plan will be abandoned.

Option Grants In Last Fiscal Year

We did not grant to the Named Executive Officers options to purchase shares in fiscal 2008.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

None of our officers held options to purchase shares of our common stock during fiscal 2008.

Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future.

Director Compensation

The following table represents a summary of the compensation paid to our directors for their services on our board of directors during the fiscal year ended April 30, 2008. Except as listed below, there were no bonuses, other annual compensation, restricted stock awards or stock options/SARs, or any other compensation paid to the directors listed for their services as a director of the Company. Except as disclosed in the table below, no compensation was paid to our directors for any of the last three fiscal years for their services as directors of the Company.

Directors Compensation for the Fiscal Year Ended April 30, 2008

Name	Cash Fees ($)	Stock Awards ($)	Total ($)
Bruce Klein	$25,000	$—	$25,000
Thomas Schwalm	25,000	—	25,000
Marvin Traub	25,000	—	25,000
Fredrick Schulman	25,000	—	25,000
Hubert Millet	25,000	50,000	75,000

Cash fees represent amounts earned but not paid in fiscal 2008 for services rendered as a director. The board has not made a determination whether such amounts will be paid in cash or common stock. Mr. Millet joined the Board in March, 2007 and in the first quarter of fiscal 2008 was awarded 40,000 shares of our common stock with a market value of $50,000 which were issued in June 2007 for services he will render as a member of our Board of Directors.

In fiscal 2008, our CEO was paid interest on loans he made to the Company (These payments are described in the section of this report entitled “Certain Relationships and Related Party Transactions”). In fiscal 2008, Companies wholly owned by Marvin Traub and Bruce Klein earned consulting fees of $100,000 and $84,000, respectively, for work not related to serving on our board. In addition, in fiscal 2008, a company controlled by Fred Schulman earned $57,833 for legal services rendered to our Company (See “Certain Relationships and Related Party Transactions”).

Certain Relationships and Related Transactions

We incurred licensing royalty expenses of approximately $62,000 and $52,000 in fiscal 2008 and 2007, respectively, to Old Whiskey River Distilling Company, LLC which we own 25 percent membership interests.

In June 2007, Mr. Millet was issued 40,000 shares of our common stock as compensation for services he rendered for serving on our Board of Directors.

On January 17, 2008 the Company’s CEO elected to convert $25, 000 due him for compensation into shares of Company common stock at a price of $0.50 per share resulting in the Company issuing 50,000 shares to him.

For the years ended April 30, 2008 the Company incurred fees for services rendered related to sales and marketing payable to a limited liability company which was controlled by Bruce Klein, the Company's chairman of the board aggregating $84,000. As of April 30, 2008 unpaid fees owed to the chairman's consulting firm, aggregated $98,550.

For the year ended April 30, 2008 the Company incurred legal fees payable to Fred Schulman, a member of the Company's board of directors aggregating $57,633.

From July 2007 through April 2008 the Company borrowed an aggregate of $522,303 from J. Patrick Kenny, our CEO, for working capital purposes. The borrowings bear interest at 12% per annum. As of April, 2008, $327,554 including interest has been repaid. For the year ended April 30, 2008 interest incurred on this loan aggregated $37,798. As of April 30, 2008 amounts owed to our CEO on these loans aggregated $232,547 including accrued interest.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC reports of their holdings of and transactions in our common stock. Based solely upon our review of copies of such reports and representations from reporting persons that were provided to us, we believe that Bruce Klein did not file a Form 5 with respect to our last fiscal year and we are unsure whether such form was required to be filed.

Report of the Audit Committee

The Board recently adopted an Audit Committee Charter. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management regarding:

•	the conduct and integrity of our financial reporting to any governmental or regulatory body, the public or other users thereof;

•	our systems of internal accounting and financial and disclosure controls;

•	the qualifications, engagement, compensation, independence and performance of our independent auditors, their conduct of the annual audit, and their engagement for any other services, if any;

•	our legal and regulatory compliance; and

•	the preparation of the Audit Committee report required by SEC rules to be included in our annual proxy statement.

In fulfilling its responsibilities, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management;

•
Discussed with our independent registered public accounting firm, Bernstein & Pinchuk LLP matters required to be discussed under Statements of Auditing Standards No. 61, Communications with Audit Committees, as amended, and Statements of Auditing Standards No. 90, Communication with Audit Committees;

•
Received from our independent registered public accounting firm, Bernstein & Pinchuk LLP, disclosures regarding their independence required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has discussed with Bernstein & Pinchuk LLP their independence from management and our company.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting and internal controls.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our annual report on Form 10-KSB for the year ended April 30, 2008 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Bernstein & Pinchuk LLP as our independent registered public accounting firm.

The Audit Committee held 4 meetings during the year ended April 30, 2008. Each member of the Committee meets the current independence and financial literacy requirements under the Sarbanes-Oxley Act and SEC rules and regulations.

Respectfully Submitted by:

Members of the Audit Committee

Fredrick Schulman (Chairman)
Marvin Traub

Independent Registered Public Accounting Firm

We retained Bernstein & Pinchuk LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended April 30, 2008. Bernstein & Pinchuk LLP has been our principal accounting firm since March, 2005.

Audit Committee Pre-Approval of Audit Permissible Non-Audit Services of Independent Registered Public Accounting Firm.

Our Audit Committee pre-approved the engagement of Bernstein & Pinchuk LLP for all audit and permissible non-audit services. The Audit Committee annually reviews the audit and permissible non-audit services performed by our principal accounting firm and reviews and approves the fees charged by our principal accounting firm. The Audit Committee has considered the role of Bernstein & Pinchuk LLP in providing tax and audit services and other permissible non-audit services to us and has concluded that the provision of such services, if any, was compatible with the maintenance of such firm's independence in the conduct of its auditing functions.

During fiscal year 2008 and fiscal year 2007, the aggregate fees which we paid to or were billed by Bernstein & Pinchuk LLP for professional services, which only included audit fees, were as follows:

	Fiscal Year Ended April 30,
	2008	2007
Audit Fees (1)	$90,000	$110,000
Audit-Related Fees (2)	$-0-	$-0-
Tax Fees (3)	$-0-	$-0-
All Other Fees	$-0-	$-0-

(1)   Fees for services to perform an audit or review in accordance with generally accepted auditing standards and services that generally only our independent registered public accounting firm can reasonably provide, such as the audit of our consolidated financial statements, the review of the financial statements included in our quarterly reports on Form 10-QSB, and for services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory engagements.

(2)   Fees, if any, for assurance and related services that are traditionally performed by our independent registered public accounting firm, such as audit attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(3)   Fees for tax compliance. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services.

Changes and Disagreements with Accountants

During the period from January 1, 2005 to date, we did not have any disagreements (within the meaning of Instruction 4 of Item 304 of Regulation S-K) with Bernstein & Pinchuk LLP as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there have been no reportable events (as defined in Item 304 of Regulation S-K).

We have not consulted with Bernstein & Pinchuk LLP regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements during the two most recent fiscal years through the present.

Proposal 2:

Ratification of Selection of Independent Registered Public Accounting Firm

The Board and the Audit Committee have selected Bernstein & Pinchuk LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending April 30, 2009. Bernstein & Pinchuk LLP was our independent registered public accounting firm for the year ended April 30, 2008. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (the "PCAOB"), as required by the Sarbanes-Oxley Act of 2002 and the Rules of the PCAOB.

A representative of Bernstein & Pinchuk LLP is expected to attend the 2008 Annual Meeting. That representative will have an opportunity to make a statement at the Annual Meeting if he desires to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of Bernstein & Pinchuk LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Bernstein & Pinchuk LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

Our Board of Directors recommends that stockholders vote for the ratification of the selection of Bernstein & Pinchuk LLP as our independent registered public accounting firm for the year ending August 30, 2009.

Proposal 3:
(Item 3 on the Proxy Card)
Approval of an Amendment to our Certificate to
 Increase
 the Number of Authorized Shares of Our Common Stock

Background

On December 18, 2007,  the Company sold to three related investors (the "December Investors") an aggregate of 3,000 shares of our Series A Preferred Stock, $.001 par value (the "Preferred Stock"), at a cash purchase price of $1,000 per share, generating gross proceeds of $3,000,000 (the “December Financing”). The Preferred Stock is convertible into our common stock at $.35 per share, which, if all the Preferred Stock is converted, would result in the issuance of 8,571,429 shares of our common stock.

The financing that we consummated in January 2007 (the “January Financing”) provided participating investors (the “January Investors”) rights to exchange the common stock they acquired for securities issued in subsequent financings consummated at a common stock equivalent of $2.00 per share or less. Under this provision, the January Investors have exchanged 4,444,445 shares of common stock for 8,000 shares of Preferred Stock (which Preferred Stock is convertible into an aggregate of 22,857,143 shares of our common stock).

We do not have sufficient shares of common stock available to allow for the conversion of all of the Preferred Stock into common stock. We have agreed, and our board of directors previously approved amending our Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue to 500,000,000 shares.

On September 26, 2008, our Board unanimously approved, and recommended that our stockholders approve, an amendment to our certificate of incorporation to increase the number of authorized shares of common stock to 500,000,000. Currently, we are authorized to issue 100,000,000 shares of common stock. If stockholders do not approve the proposal to increase our authorized shares of common stock to 500,000,000, we will not have sufficient shares available to allow for the conversion of the Preferred Stock or for additional offerings of our common stock or other securities convertible into our common stock, which will adversely affect our ability to expand our operations.

Our Board has declared advisable the proposed amendment to our certificate of incorporation because the Board considers it in the best interests of our company to have available a sufficient number of shares of common stock to provide the Board with flexibility to engage in financing and other transactions involving the issuance of additional shares of common stock and to provide for employee and director stock-based compensation, all of which are critical to our growth.  In this regard, the Board believes that due to our lack of sufficient working capital, subsequent financings including those involving the issuance of securities convertible into our common stock, should be aggressively pursued.

As of November 30, 2008, our authorized capital stock consisted of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock including 11,000 shares of series A convertible preferred stock. As of that date we had outstanding 85,588,669 shares of common stock and 11,000 shares of series A convertible preferred stock. The outstanding shares of series A convertible preferred stock are convertible into an aggregate 31,428,572  shares of common stock at a conversion price of $0.35 per share. In addition, as of November 30, 2008, we had outstanding warrants to purchase an additional 6,498,424 shares of common stock and convertible debt convertible into 400,000 shares of common stock at a conversion price of $0.60 per share.  Consequently, we do not have sufficient shares of Common Stock available to allow for conversion of these securities, and no authorized but unissued shares of common stock available for issuance by the Board in connection with the 2008 Plan, financings, acquisitions of other companies stock dividends, employee benefit programs or other corporate purposes.

Consequences of Approval of Increase in Authorized Common Stock

If approved, the additional authorized shares of common stock will be available for issuance on the conversion of the convertible securities and additionally at such times and for such additional purposes as the Board may deem advisable without further action by our stockholders, except as may be required by applicable laws or regulations. For example, the additional authorized shares of common stock will be available for issuance by the Board in connection with financings, acquisitions of other companies, stock dividends, rights offerings, employee benefit programs or other corporate purposes. Except for the shares of common stock issuable in connection with the conversion of our Preferred Stock , outstanding warrants and options, and those shares we will reserve for issuance under the 2008 Stock Incentive Plan, we may issue shares to finance acquisitions and in connection with financings.  We have not entered into any letters of intent, agreements  in principle or definitive agreements at this time to issue shares of common stock or other securities convertible in shares of common stock for these purposes.  However, the Board believes that due to our lack of sufficient working capital, subsequent financings including those involving the issuance of securities convertible into our common stock, should be aggressively pursued. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of our company and our stockholders. Because the holders of our common stock do not have preemptive rights, the issuance of additional shares of common stock (other than on a pro-rata basis to all current stockholders such as pursuant to a stock dividend) would have the effect of reducing our existing stockholders' proportionate interests.

The Board has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series and to designate certain rights, preferences and restrictions of each series, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any preferred stock upon the rights of holders of our common stock until the Board determines the specific rights of the holders of such preferred stock. The effects might include restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of our common stock and delaying or preventing a change in control of our company without further action by our stockholders. Any future issuance of our common stock will be subject to the rights of holders of outstanding shares of preferred stock that we may issue in the future. Subject to applicable laws or regulations, preferred stock may be designated and issued from time to time without action by our stockholders to such persons and for such consideration and on such terms as the Board determines.

Anti-Takeover Effects

Although the proposal to increase the authorized capital stock may be construed as having an anti-takeover effect, because authorized and unissued common stock could be issued for the purpose of discouraging an attempt by another person to take control of our company, neither our management nor our Board views this proposal as an anti-takeover mechanism. In addition, this proposal is not part of any plan by us to recommend a series of anti-takeover amendments to the certificate of incorporation, and we do not currently contemplate recommending the adoption of other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change control of our company.

Certificate of Amendment

If the stockholders approve the proposal to increase our authorized shares of common stock, we will cause a certificate of amendment to our certificate of incorporation to be filed with the Delaware Secretary of State as attached hereto as Exhibit B. Upon the effectiveness of the proposed amendment, the first sentence of Article Fourth of our certificate of incorporation would be amended to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred and One Million  (501,000,000) shares, consisting of Five Hundred Million (500,000,000) shares of  common stock, $.001 par value per share (the "Common Stock"), and one million (1,000,000) shares  of preferred stock, $.001 par value per share (the "Preferred Stock")."

      The Board Recommends a Vote FOR the Proposal to Amend our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock.

Proposal 4:
Adoption of the Company’s
2008 Stock Incentive Plan

The Board believes that the 2008 Stock Incentive Plan will benefit our company by (i) assisting in the recruiting and retaining employees and non-employee directors, advisors and independent consultants with ability and initiative, (ii) providing greater incentive for the employees and consultants of our company and related entities, and (iii) associating the interest of employees and consultants with the interest of our company and our stockholders through opportunities for increased stock ownership.

The material features of the 2008 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2008 Plan. Shareholders are urged to read the actual text of the 2008 Plan in its entirety, which is set forth as Exhibit C to this proxy statement.

Background and Purpose

The terms of the 2008 Plan provide for grants of common stock, stock options, stock appreciation rights, restricted stock, stock units, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.

We adopted the 2008 Plan to provide a means by which employees, directors, and consultants of our Company and those of our subsidiaries and other designated affiliates, which we refer to together as our affiliates, may be granted awards of our Common Stock, be given an opportunity to purchase our Common Stock and be granted other benefits including those measured by increases in the value of our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success and the success of our affiliates.

Shares Available for Awards

The total number of shares of our Common Stock that may be subject to awards under the 2008 Plan is equal to 10,000,000 shares.  Therefore, 10,000,000 shares of Common Stock are available for awards under the 2008 Plan.  No awards have been made under the 2008 Plan.

We have six members on our board of directors, 3 executive officers, approximately 8 other employees, and various consultants and independent contractors, all of whom would be eligible to receive awards under the 2008 Plan. We have not determined how to allocate among such parties the benefits available under the 2008 Plan.

Limitations on Awards

The plan administrator may, in its discretion, proportionately adjust the number of shares covered by each outstanding Award, and the number of shares which have been authorized for issuance under the 2008 Plan but as to which no Awards have yet been granted or which have been returned to the 2008 Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the plan administrator determines require adjustment for (1) any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, (2) any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company, or (3) as the plan administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies. Such adjustment shall be made by the plan administrator and its determination shall be final, binding and conclusive.

Eligibility

The persons eligible to receive awards under the 2008 Plan consist of officers, directors, employees, and consultants of our company and those of our affiliates. However, incentive stock options may be granted under the 2008 Plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the 2008 Plan.

Administration

Our board of directors administers the 2008 Plan unless our board of directors delegates administration of the 2008 Plan to a committee of our board of directors. Together, our board of directors and any committee(s) delegated to administer the 2008 Plan, including the compensation committee, are referred to as the plan administrator. Subject to the terms of the 2008 Plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our Common Stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2008 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2008 Plan. The plan administrator may amend the terms of outstanding awards, in its discretion; provided that any amendment that adversely affects the rights of the award recipient must receive the approval of such recipient.

Stock Options and Stock Appreciation Rights

The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our Common Stock between the grant date and the exercise date of the stock appreciation right. The plan administrator determines the exercise or purchase price per share subject to an option and the grant price of a stock appreciation right. However, the per share exercise price of an ISO and a non-qualified stock option must not be less than 100% of the fair market value of a share of our Common Stock on the grant date; provided, however, that in the case of an ISO granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or affiliates, the exercise or purchase price must not be less than 110% of the fair market value of a share of our Common Stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights at or following termination of employment or service, except that no ISO may have a term exceeding ten years. Stock options may be exercised by payment of the exercise price in any form of legal consideration specified by the plan administrator, including cash, shares and outstanding awards or other property having a fair market value equal to the exercise price. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights.

Restricted Stock

The plan administrator is authorized to grant restricted stock. Restricted stock is a grant of shares of our Common Stock, subject to restrictions on transfers, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as may be established by the plan administrator. A grantee granted restricted stock generally has all of the rights of one of our shareholders, unless otherwise determined by the plan administrator.

Stock Based Awards

The plan administrator is authorized to grant awards under the 2008 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our Common Stock. Such awards might include shares of our Common Stock, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our Common Stock, purchase rights for shares of our Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the plan administrator, and awards valued by reference to the book value of shares of our Common Stock or the value of securities of or the performance of specified subsidiaries or business units. The plan administrator determines the terms and conditions of such awards.

Performance Awards

The plan administrator is authorized to grant awards which may be earned in whole or in part upon attainment or performance criteria and which may be settled for cash, shares of our Common Stock, other securities or a combination of cash, shares of our Common Stock or other securities. The right of a grantee to exercise or receive a grant or settlement of an award, and the timing thereof, may be subject to satisfaction of performance criteria, which may be based on any one, or combination of, the following factors: increase in share process, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, or personal management objectives. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the award agreement.

Other Terms of Awards

The plan administrator shall have the authority to determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares of our Common Stock, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The plan administrator may establish one or more programs under the 2008 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that absent the election would entitle the grantee to payment or receipt of shares of our Common Stock or other consideration under an award. The plan administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares of our Common Stock or other consideration so deferred, and such other terms, conditions, rules and procedures that the plan administrator deems advisable for the administration of any such deferral program.

The plan administrator may establish one or more programs under the 2008 Plan to permit selected grantees to exchange an award under the 2008 Plan for one or more other types of awards under the 2008 Plan on such terms and conditions as determined by the plan administrator from time to time. The plan administrator may establish one or more separate programs under the 2008 Plan for the purpose of issuing particular forms of awards to one or more classes of grantees on such terms and conditions as determined by the plan administrator from time to time.

Awards granted under the 2008 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the plan administrator may, in its discretion, permit transfers of nonqualified stock options for estate planning or other purposes subject to any applicable legal restrictions. The plan administrator may also provide that, in the event that a grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a "blind" trust, may be authorized by the plan administrator to act on behalf of and for the benefit of the respective grantee with respect to any outstanding awards.

Acceleration of Vesting; Change in Control

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated corporate transaction (as defined in the 2008 Plan) or at the time of an actual corporate transaction and exercisable at the time of the grant of an award under the 2008 Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested awards under the 2008 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator also shall have the authority to condition any such award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the grantee within a specified period following the effective date of the corporate transaction. Effective upon the consummation of a corporate transaction, all outstanding awards under the 2008 Plan shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

Our board of directors may amend, alter, suspend, discontinue, or terminate the 2008 Plan except shareholder approval shall be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our Common Stock are then listed or quoted. No award may be granted during any suspension of the 2008 Plan or after termination of the 2008 Plan. Any amendment, suspension or termination of the 2008 Plan shall not affect Awards already granted, and such awards shall remain in full force and effect as if the 2008 Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the grantee and the plan administrator, which agreement must be in writing and signed by the grantee and the Company.

      Unless earlier terminated by our board of directors, the 2008 Plan will terminate ten years after the earlier of (i) its adoption by our board of directors or (ii) the approval by the stockholders of the Company.

Federal Income Tax Consequences of Awards

      The information set forth herein is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2008 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

      Generally, there is no taxation upon the grant of a nonqualified stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee's capital gain holding period for those shares will begin on that date.

Incentive Stock Options

The 2008 Plan provides for the grant of stock options that qualify as "incentive stock options," which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Stock Appreciation Rights

We may grant stock appreciation rights separate from any other award, which we refer to as stand-alone stock appreciation rights, or in tandem with options.

With respect to stand-alone stock appreciation rights, where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash or the strike price of the rights is less than the fair market value of the underlying stock on the grant date (whether the appreciation is paid in cash or stock), the cash or stock will be taxable as ordinary compensation income to the recipient at the time that the payment is received, so long as the payment may only be received upon one of the following events: a fixed calendar date, separation from service, death, disability or a change of control. If delivery occurs on another date, the taxable event will be on the date the stock appreciation right is vested and there will be an additional twenty percent excise tax and interest on any taxes owed. At this time, due to the complex and unfavorable tax consequences, we do not plan on granting any tandem stock appreciation rights.

Dividend Equivalent Rights

Generally, the recipient of an award consisting of dividend equivalent rights will recognize ordinary compensation income each time a dividend is paid pursuant to the dividend equivalent rights award equal to the fair market value of the dividend received. If the dividends are deferred, additional requirements must be met to ensure that the dividend is taxable upon actual delivery of the shares, instead of the grant of the dividend.

The Board Recommends a Vote for the Approval of our 2008 Stock Incentive Plan.

Proposal 5:
Adjournment of Annual Meeting

      Our Board of Directors has approved the submission to the stockholders of a proposal to adjourn the Annual Meeting in the event that there are not a sufficient number of votes at the Annual Meeting to approve Proposals 1, 2, 3 or 4. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Annual Meeting.

The Board of Directors recommends that Stockholders Vote for the Approval of the Adjournment of the Annual Meeting.

Exhibit A

DRINKS AMERICAS HOLDINGS, LTD.
BOARD OF DIRECTORS
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (hereinafter, the "Committee") will provide assistance to the Board of Directors of Drinks Americas Holdings, Ltd., a Delaware corporation (the "Company"), in fulfilling its oversight responsibility to the shareholders and others relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, the Company's compliance with legal and regulatory requirements, and its ethics programs as established by management and the Board of Directors. The Committee shall also oversee the independent auditors' qualifications and independence. The Committee will evaluate the performance of the Company's independent auditors, including a review and evaluation of the engagement partner and coordinating partner. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company, so as to make the Board aware of significant financial matters which require the Board's attention.

Committee Membership

The Committee shall be comprised of two or more members of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board. Committee members may receive no compensation from the Company other than Director's fees, including appropriate compensation for committee service. The Board will designate at least one member of the Committee as the "audit committee financial expert" as defined by the SEC.

Committee Authority, Functions and Responsibilities

General responsibilities

The primary responsibility of the Committee is to oversee the Company's financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

Take the appropriate actions to set the overall corporate "tone" for quality financial reporting, consistent with the Company's commitment to sound business risk practices, and ethical behavior.

The Committee shall be subject to the By-laws of the Company, as in effect from time to time and applicable corporation law of the State of Delaware. The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

Responsibilities for engaging independent accountants and appointing the internal auditor, if any.

1. The Committee shall select the Independent Auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors. Annually, the Committee shall review the qualifications and performance of the Company's current independent auditors and select the Company's independent auditors for the next year. The Committee shall consider the auditors' independence from management and the Company, including whether the auditors' performance of permissible non-audit services is compatible with their independence, and the Committee shall approve, in advance, any engagement of the independent auditors to perform non-audit services for the Company. The Committee shall also review the independent auditors' internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

2. The Committee shall receive a formal written statement from the Company's independent auditors describing all relationships between the auditors and the Company.

3. The Committee shall review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

Responsibilities for reviewing internal audits, the annual external audit and the review of quarterly and annual financial statements.

1. The Committee shall have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenue in financial statements.

2. Inquire about the impact of and, if appropriate, review new and proposed releases and pronouncements by the Financial Accounting Standards Board (FASB), the American Institute of Certified Public Accountants (AICPA) and the SEC that may affect current or future financial statements or other disclosures in financial reports.

3. Meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures, and any other items required to be communicated by the independent auditors to the Audit Committee.

4. Provide a report in the Company's annual meeting proxy statement describing how the Committee has complied with its responsibilities under the Charter, including without limitation, whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K (or Form 10-KSB), and whether any matters came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

5. Instruct the independent auditors to perform a quarterly review and discuss the Company's financial results with the Committee and the Company's management in accordance with the "Meetings" requirements set forth below, prior to the filing of a Form 10-Q.

6. Assist and interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner.

7. Evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

8. Review the Company's balance sheet, profit and loss statements and statements of cash flow and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

9. Consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

10. Determine, as regards new transactions or events, the auditor's reasoning in concurring with the appropriateness of the accounting principles and disclosure practices adopted by management or changes thereto.

11. Provide open avenues of communication among the internal auditors, if any, the independent accountant and the board of directors.

 Periodic responsibilities

1. Disclose in the Company's annual meeting proxy statement that the Committee has a written charter, and file the current Charter in the Company's annual meeting proxy statement as required by applicable rules of the SEC.

2. Review the Charter at least once annually and update as appropriate.

3. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

4. Investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

5. Review and discuss with management, the internal auditors, and the independent auditors the Company's policies with respect to risk assessment and risk management.

6. Engage independent counsel and other advisors as it deems necessary to carry out its duties.

7. Perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings

The Committee will hold regular meetings as the Committee determines, and special meetings as the Chairman or the Committee deems appropriate.

The Committee shall meet with the independent auditor and the CFO at least quarterly to review the financial statements and audit for the fiscal year and to conduct each quarterly financial review.

Meetings may be held by conference telephone call. The chief executive officer, chief operating officer and/or chief accounting officer may attend any meeting of the Committee, except for executive sessions as determined by the Committee Chairman. At least annually the committee will hold an executive session with the independent auditors.

Minutes and Reports

Minutes of each meeting of the Committee shall be kept and distributed to each member f the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board on a periodic basis, but no less often than quarterly, or whenever so requested by the Board.

Exhibit B

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
DRINKS AMERICAS HOLDINGS, LTD.
(Pursuant to Section 242 of
the Delaware General Corporation Law)

Drinks Americas Holding, Ltd. (the "Corporation "), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL "), does hereby certify that:

1.
The Board of Directors of the Corporation at a meeting duly called unanimously duly adopted resolutions setting forth a proposed amendment (the "Amendment") to the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), declaring the Amendment advisability to  its stockholders, and directing that the Amendment be considered at the 2008 special meeting of the stockholders of  the Corporation followed by a majority vote in favor of the Amendment by the stockholders at such special meeting. The Amendment provides that the first sentence of Article Fourth of the Certificate of Incorporation be amended to read as follows:

"FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Five Hundred and One Million (501,000,000) shares, consisting of  Five Hundred Million (500,000,000) shares of common stock, $.001 par value per share (the "Common Stock"), and one million  (1,000,000)  shares of preferred stock, $.001 par value per share (the "Preferred Stock")."

2.	That the Amendment herein certified has been duly adopted in accordance with the provisions Of Section 242 of the DGCL.

3.	This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

Executed on this           day of             , 2008.

Drinks Americas Holdings, Ltd.

By:
J. Patrick Kenny
President and Chief Executive Officer

Exhibit C

DRINKS AMERICAS HOLDINGS, LTD.

2008 STOCK INCENTIVE PLAN

1.           Purposes of the Plan.

The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2.           Definitions.

As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any Committee appointed to administer the Plan.

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)           “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d)           “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, Common Stock, or other right or benefit under the Plan.

(e)           “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)           “Board” means the Board of Directors of the Company.

(g)           “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:

(i)           refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

(ii)           unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability);

(iii)           performance of any act or failure to perform any act, in bad faith and to the detriment of the Company or a Related Entity;
(1)

(iv)           dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

(v)           commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h)           “Code” means the Internal Revenue Code of 1986, as amended.

(i)           “Committee” means any committee appointed by the Board to administer the Plan.

(j)           “Common Stock” means the common stock of the Company.

(k)           “Company” means Drinks Americas Holdings, Ltd., a Delaware corporation.

(l)           “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)           “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated.  Continuous Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or Related Entity, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement).  For purposes of Incentive Stock Options, no such approved leave of absence may exceed ninety (90) days, unless re-employment upon expiration of such leave is guaranteed by statute or contract.

(n)           “Corporate Transaction” means any of the following transactions:

(i)           a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)           the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(iii)           any reverse merger in which the Company is the surviving entity but in which securities possessing more than eighty percent (80%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or
(1)

(iv)           an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than eighty percent (80%) of the total combined voting power of the Company’s outstanding voting securities, but excluding any such transaction that the Administrator, in its sole and absolute discretion determines shall not be a Corporate Transaction.

(o)           “Director” means a member of the Board or the board of directors of any Related Entity.

(p)           “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment.  A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q)           “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(r)           “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)           Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)           In the absence of an established market for the Common Stock of the type described in subparagraph (i), above, the Fair Market Value shall be determined by the Administrator in good faith.

(u)           “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(v)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)           “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x)           “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y)           “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z)           “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)           “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(bb)           “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(cc)           “Plan” means this 2008 Stock Incentive Plan.

(dd)	“Registration Date” means the first to occur of:

(i)           the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

(ii)           in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by, on or prior to the date of consummation of such Corporate Transaction, the Securities and Exchange Commission under the Securities Act of 1933, as amended.

(ee)           “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ff)           “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(gg)           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(hh)           “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(ii)           “Share” means a share of the Common Stock.

(jj)           “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(kk)           “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interests in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity.

3.           Stock Subject to the Plan.

(a)           Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 10,000,000 Shares.  The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)           Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan.  If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated).  Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.           Administration of the Plan.

(a)           Plan Administrator.

(i)           Administration with Respect to Directors and Officers.  With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)           Administration With Respect to Consultants and Other Employees.  With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.  Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.  The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.  Except for the power to amend the Plan as provided in Section 13 and except for determinations regarding Employees who are subject to Section 16 of the Exchange Act or certain key Employees who are, or may become, as determined by the Board or the Committee, subject to Section 162(m) of the Code compensation deductibility limit, and except as may otherwise be required under applicable stock exchange rules, the Board or the Committee may delegate any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Board of the Committee may establish to any Officer or Officers of the Company

(iii)           Administration Errors.  In the event an Award is granted in a manner inconsistent with the provisions of this subsection, such Award shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws.

(b)           Powers of the Administrator.  Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)           to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)	to determine whether and to what extent Awards are granted hereunder;

(iii)           to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)           to approve forms of Award Agreements for use under the Plan;

(v)           to determine the terms and conditions of any Award granted hereunder;

(vi)           to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii)           to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii)           to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix)           to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)           Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5.           Eligibility, Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.  Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary.  An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.  Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6.           Terms and Conditions of Awards.

(a)           Type of Awards.  The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares.  Such awards include, without limitation, Common Stock, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)           Designation of Award.  Each Award shall be designated in the Award Agreement.  In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options.  For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

(c)           Conditions of Award.  Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria.  The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator.  Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d)           Acquisitions and Other Transactions.  The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)           Deferral of Award Payment.  The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award.  The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)           Award Exchange Programs.  The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

(g)           Separate Programs.  The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(h)           Early Exercise.  The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award.  Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(i)           Term of Award.  The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(j)           Transferability of Awards.  Except as otherwise provided in this Section, all Awards under the Plan shall be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the Grantee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction.  Notwithstanding the preceding sentence, the Board or the Committee may provide that any Award of Non-Qualified Stock Options may be transferable by the recipient to family members or family trusts established by the Grantee.  The Board or the Committee may also provide that, in the event that a Grantee terminates employment with the Company to assume a position with a governmental, charitable, educational or similar non-profit institution, a third party, including but not limited to a “blind” trust, may be authorized by the Board or the Committee to act on behalf of and for the benefit of the respective Grantee with respect to any outstanding Awards.  Except as otherwise provided in this Section, during the life of the Grantee, Awards under the Plan shall be exercisable only by him or her except as otherwise determined by the Board or the Committee.  In addition, if so permitted by the Board or the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distributions under the Plan upon the death of the Grantee.

(k)                      Time of Granting Awards.  The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.  Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7.           Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

(a)           Exercise or Purchase Price.  The exercise or purchase price, if any, for an Award shall be as follows:

(i)           In the case of an Incentive Stock Option:  (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or (B) granted to any Employee other than an Employee described in the preceding clause, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)           In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

(iii)	In the case of other Awards, such price as is determined by the Administrator.

(iv)           Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

(b)           Consideration.  Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant).  In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)           cash;

(ii)	check;

(iii)           delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines is appropriate;

(iv)           if the exercise or purchase occurs on or after the Registration Date, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v)           with respect to options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi)	any combination of the foregoing methods of payment.

(c)           Taxes.  No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(d)           Reload Options.  In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee’s employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

8.           Exercise of Award.

(a)           Procedure for Exercise; Rights as a Stockholder.

(i)           Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)           An Award shall be deemed to be exercised upon the later of receipt by the Company of written notice of such exercise in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v).  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award.  The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b)	Exercise of Award Following Termination of Continuous Service.

(i)           An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii)           Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)           Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

(c)           Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

9.           Conditions Upon Issuance of Shares.

(a)           Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.           Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Administrator may, in its discretion, proportionately adjust the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (c) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.           Corporate Transactions and Related Entity Dispositions.  Except as may be provided in an Award Agreement:

(a)           The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify.  The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition.  Effective upon the consummation of a Corporate Transaction or Related Entity Disposition, all outstanding Awards under the Plan, shall remain fully exercisable until the expiration or sooner termination of the Award.

(b)           The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $ 100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12.           Effective Date and Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company.  It shall continue in effect for a term of ten (10) years unless sooner terminated.  Subject to Section 13 below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13.           Amendment, Suspension or Termination of the Plan.

(a)           The Board may at any time amend, suspend or terminate the Plan.  To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)           No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)           Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

14.           Reservation of Shares.

(a)           The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)           The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.           No Effect on Terms of Employment/Consulting Relationship.  The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.

16.           Unfunded Plan.  Unless otherwise determined by the Board or the Committee, the Plan shall be unfunded and shall not create (or construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Grantee or other person.  To the extent any person holds any rights by virtue of an Award granted under the Plan, such right (unless otherwise determined by the Board or the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

17.           No Effect on Retirement and Other Benefit Plans.  Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.  The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

18.           Stockholder Approval.  The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.  The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable.  In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

Drinks Americas Holdings, Ltd.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
January 15, 2009

      The stockholder(s) hereby appoint(s) J. Patrick Kenny and Jason Lazo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them, acting individually, to represent and to vote, as designated on the reverse side of this ballot, all the shares of common stock of Drinks Americas Holdings, Ltd. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 PM (Eastern Daylight Time) on January 15, 2009, at the Sheraton Hotel, 2701 Summer Street, Stamford, Connecticut 06905 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE
STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.
FORM OF PROXY CARD FOR COMMON STOCK

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DRINKS AMERICAS HOLDINGS, LTD.

THE DIRECTORS RECOMMEND A VOTE "FOR" ALL ITEMS.

To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.

	Vote on Directors	For All	Withhold All	For All Except
1.	To elect as Directors of Drinks Americas Holdings, Ltd. the nominees listed below.	☐	☐	☐
J. Patrick Kenny
Bruce K. Klein
Marvin Traub
Thomas Schwalm
Fredrick Schulman
Hubert Millet

Vote on Proposals		For	Against	Abstain

2.	The ratification of the selection by the Audit Committee of our Board of Directors of Bernstein & Pinchuk, LLP as the independent registered public accounting firm for the year ending April 30, 2009;	☐	☐	☐

3.	The approval of an amendment to our certificate of incorporation to increase the number of shares of our common stock which we have the authority to issue from 100,000,000 to 500,000,000	☐	☐	☐

4.	The approval of the Company’s 2008 Stock Incentive Plan, a copy of which is attached hereto as Exhibit C.	☐	☐	☐

5.	Adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve any of the forgoing proposals.	☐	☐	☐

6.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3, 4 and 5. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date